Exhibit 99.1

Equinix Acquires New Data Center in Tokyo to Accommodate Strong Growth
                              in Region

   Strong Growth at Equinix's Existing Tokyo Center Drives the Need for a Second Center as Equinix Furthers Its Expansion Plans

    FOSTER CITY, Calif.--(BUSINESS WIRE)--Jan. 10, 2007--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced that it has added a second Internet Business Exchange(TM) (IBX(R)) data center to its Tokyo presence, resulting from the acquisition of a long-term building lease and the purchase of assets from VSNL International. Equinix entered into an agreement to purchase the VSNL International leasehold improvements for $7.5 million and will lease the building from the current landlord. In addition, the company will provide colocation services to VSNL International in this center. This transaction allows Equinix to expand its capacity in a market where it has operated since 2003 in response to strong customer growth. As a result of this acquisition, Equinix will incur incremental costs attributed to this transaction, and given the recent sale of the Honolulu IBX, Equinix has updated guidance for the year ending December 31, 2007.

    The data center, located in the Tokyo Metropolitan area, will add approximately 740 sellable cabinets and approximately 73,000 square feet, increasing Equinix's Tokyo footprint to approximately 116,000 square feet. Equinix intends to place new customers in the center during the fourth quarter of 2007.

    Once Equinized, the new center will feature a physical infrastructure that is consistent with Equinix's industry-leading standards for high-performance security, environmental control and power availability. The power infrastructure will support blade technologies and other high power density deployments. The center will be interconnected to the existing Tokyo IBX through redundant dark fiber links managed by Equinix. This interconnection fabric will enable occupants in each center to have direct access to each other as if they were in the same location, and will provide immediate access to the more than 15 networks currently operating within Equinix's Tokyo IBX.

    VSNL International will continue to operate in the center as a long-term customer of Equinix, providing its standard suite of communications services to its customers in Tokyo, including colocation services. Existing VSNL International customers, several of whom are already operating in other Equinix IBX centers, will remain in the center as VSNL International customers.

    "We have seen robust growth in customer deployments at our existing Tokyo center, mirroring the increasing demand for Internet and networked services in Japan," said Peter Van Camp, CEO of Equinix. "We were very fortunate to have the opportunity to acquire this high-quality center, as it will enable us to more than double our original capacity and maintain our momentum, in this important market."

    Equinix intends to invest $25.0 to $30.0 million of capital expenditures in 2007 to make additional infrastructure enhancements to this center. The center is expected to generate, at capacity, annual revenues between $20.0 and $25.0 million. Equinix expects long-term cash gross margins from this expansion to be in excess of 65%, consistent with the company's model for previous expansion centers.

    As a result of the acquisition of the new Tokyo data center, as well as the recently sold Honolulu IBX, Equinix has updated its guidance for the year ending December 31, 2007. Total revenues are expected to remain unchanged at $352.0 to $362.0 million. EBITDA, a non-GAAP metric which excludes stock-based compensation expense and other items as defined at the end of this press release, is now expected to range between $132.5 and $138.5 million which reflects $4.5 million in incremental net costs directly attributable to these two transactions. Capital expenditures are now expected to range between $255.0 and $275.0 million, which reflects the incremental expansion capital expenditures attributed to the build-out of the new Tokyo expansion IBX. Ongoing capital expenditures for 2007 remains unchanged at $30.0 million.

    "We are pleased to have entered into this transaction with Equinix which is in line with our global efforts to reduce overall operating costs and, in light of Equinix's plan to invest in expanding this facility, will ensure continued and enhanced services to VSNL and our customers in Tokyo, an important market for us," said Vinod Kumar, President, VSNL International.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 10 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; failure to complete any financing arrangements contemplated from time to time; failure to receive the proceeds from our loan commitments as expected area campus as expected; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any regulatory review of past stock option grants and practices or any litigation relating to such grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Equinix provided selected financial information but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures such as EBITDA, which the Company defines as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges. In presenting this non-GAAP financial measure, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation and restructuring charges. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and IBX expansion projects or acquired IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

    In addition, in presenting the non-GAAP financial measure, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. Management believes such restructuring charges were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

    Our management does not itself, nor does it suggest that investors should, consider a non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented the non-GAAP financial measure to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of this non-GAAP financial measure provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

    Investors should note, however, that the non-GAAP financial measure used by Equinix may not be the same non-GAAP financial measure, and may not be calculated in the same manner, as that of other companies.

    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, interest income, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for prior periods.

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com